Exhibit 23(m)(a)
23(m)(a)
Amended and Restated Plan of Distribution under Rule 12b-1 — Amended Schedule A dated July 1, 2009

AMENDED SCHEDULE A
12B-1 PLAN OF DISTRIBUTION
     The following series and classes of shares are offered effective as of July 1, 2009:

Transamerica AllianceBernstein	Transamerica American Century	Transamerica Asset Allocation –
International Value	Large Company Value	Conservative Portfolio
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class R

Transamerica Asset Allocation – Growth	Transamerica Asset Allocation –	Transamerica Asset Allocation – Moderate
Portfolio	Moderate Growth Portfolio	Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R

Transamerica BlackRock Global
Transamerica Balanced	Allocation	Transamerica BlackRock Large Cap Value
Class A	Class I	Class I
Class B
Class C
Class I

Transamerica BlackRock Natural	Transamerica BNY Mellon Market	Transamerica Clarion Global Real Estate
Resources	Neutral Strategy	Securities
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Convertible Securities	Transamerica Equity	Transamerica Evergreen Health Care
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class T

Transamerica Evergreen International	Transamerica Federated Market
Small Cap	Opportunity	Transamerica Flexible Income
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Growth Opportunities	Transamerica High Yield Bond	Transamerica Jennison Growth
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I

Transamerica JPMorgan
Transamerica JPMorgan Core Bond	International Bond	Transamerica JPMorgan Mid Cap Value
Class I	Class I	Class I

Transamerica Legg Mason Partners All
Cap	Transamerica Loomis Sayles Bond	Transamerica Marsico Growth
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I

Transamerica Marsico International	Transamerica MFS International
Growth	Equity	Transamerica Money Market
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
Class I

Transamerica Multi-Manager	Transamerica Multi-Manager	Transamerica Neuberger Berman
Alternative Strategies Portfolio	International Portfolio	International
Class A	Class A	Class I
Class C	Class B
Class C

Transamerica Oppenheimer Developing	Transamerica Oppenheimer Small-
Markets	& Mid-Cap Value	Transamerica PIMCO Real Return TIPS
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Schroders
Transamerica PIMCO Total Return	International Small Cap	Transamerica Science & Technology
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I		Class I

Transamerica Small/Mid Cap
Transamerica Short-Term Bond	Value	Transamerica Templeton Global
Class A	Class A	Class A
Class C	Class B	Class B
Class I	Class C	Class C
	Class I	Class I

Transamerica Thornburg
Transamerica Third Avenue Value	International Value	Transamerica UBS Dynamic Alpha
Class I	Class I	Class I

Transamerica Van Kampen Emerging
Transamerica UBS Large Cap Value	Transamerica Value Balanced	Markets Debt
Class I	Class A	Class I
Class B
Class C
Class I

Transamerica Van Kampen Mid-Cap	Transamerica Van Kampen Small
Growth	Company Growth	Transamerica WMC Emerging Markets
Class I	Class I	Class I

SERVICE AND DISTRIBUTION FEES
          The Fund is authorized to pay to Servicing Party the following annual distribution and service fees as compensation for Servicing Party’s services as Distributor of those specific shares of the Fund.

Class A Shares	0.35% of average daily net assets of the Fund’s Class A shares
Class B Shares	1.00% of average daily net assets of the Fund’s Class B shares
Class C Shares	1.00% of average daily net assets of the Fund’s Class C shares
Class M Shares	1.00% of average daily net assets of the Fund’s Class M shares
Class R Shares	0.50% of average daily net assets of the Fund’s Class R shares
          The Fund may pay a distribution and service fee to Servicing Party at a lesser rate than the fees specified in Sections 1(a) and 1(b), respectively, of this Plan, in either case as agreed upon by the Trust and Servicing Party and as approved in the manner specified in Section 5 of this Plan.
          12b-1 distribution and service fees are not applicable to Class I and Class T shares.